                                                            Exhibit 10(h)


                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement is made and entered into effective as of the 17th day of December, 1996, by and between Walsh Remedial Construction Services, LLC, a Colorado limited liability company (the "Company"), and William T. Spear, an individual ("Executive").

                                   RECITALS

     A. The Company desires to be assured of the association and services of Executive for the Company.

     B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1.   Employment.  The Company hereby employs Executive as the Chief
          ----------
Executive Officer of the Company, subject to the supervision and direction of the Managers of the Company (provided, that at such time as the Company is converted or merged into a corporation Executive shall become the President and Chief Executive Officer of the Company and shall be subject to the supervision and direction of the Company's Board of Directors).

     2.   Term.  The term of this Agreement shall be for a period of three (3)
          ----
years commencing on the effective date hereof, unless terminated earlier pursuant to Section 6 below; provided, however, that Executive's obligations in
Section 5 below shall continue in effect after such termination.

     3.   Compensation; Reimbursement.
          ---------------------------

          3.1  Base Salary.  For all services rendered by Executive under this
               -----------
Agreement, the Company shall pay Executive a base salary of One Hundred Twenty Thousand Dollars ($120,000.00) per annum, payable monthly in equal installments (the "Base Salary"). The amount of the Base Salary may be increased at any time and from time to time by the Managers of the Company (or the Board of Directors of the Company, as applicable). No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

          3.2  Bonus Compensation.  Executive shall be entitled to receive
               ------------------
$50,000 in bonus compensation payable as follows: (i) $25,000 payable upon completion by Enviro-Dredge, LLP, a New Jersey general partnership of which the Company is a Partner (the "Venture"), of the 100,000 cubic yard dredging demonstration project under the Venture's contract (the "Dredging Contract") with the Port Authority of New York and New Jersey (the "Port Authority") designated Contract #MFP-204; and (ii) $25,000 payable upon the Port Authority's final permission to the Venture to proceed under the extension of the Dredging Contract (the "Extension") for an additional 700,000 to 1,300,000 cubic yards of materials; provided, that such final permission includes a firm commitment (the "Firm Commitment") for at least 700,000 additional cubic yards of material to be dredged and processed by the Venture.

          3.3  Incentive Compensation.  In order to provide incentive to
               ----------------------
executive to procure the Firm Commitment and complete the processing under the Extension, Executive shall be entitled to the following incentive payments: (i) $80,000 payable on December 1, 1997, if the Company has received the Firm Commitment on or before March 15, 1997; (ii) $80,000 payable on December 1, 1998, if the Company has processed at least an aggregate of 700,000 cubic yards of material under the Extension on or before such date, and (iii) $80,000 payable on December 1, 1999, if the Company has processed at least 600,000 additional cubic yards (in addition to the first 700,000 cubic yards processed under the Extension) of material under the Extension as of such date.

          3.4  Stock Options.  Executive shall be granted incentive stock
               -------------
options to acquire 60,000 shares of the Common Stock of GDC Group under GDC Group's 1996 Stock Option Plan (the "Plan") for an exercise price of $1.00 per share and with an option exercise period of five years from the date of grant; provided, that such option shall not be exercisable until after such time as the Venture has received the Firm Commitment. GDC Group and Executive shall execute a standard Stock Option Agreement under the Plan evidencing the described option. Executive shall continue to be eligible for additional grants of stock options under the Plan; provided, that such grants shall be at the discretion of the Stock Option Committee as provided in the Plan.

          3.5  WRCS Management Profit Sharing Pool.  The Company intends to
               -----------------------------------
establish a bonus plan and profit sharing program. When such a plan and program is established and duly approved, Executive shall be entitled to participate in such plan and program as delineated in the plan and program.

          3.6  Cancellation of Promissory Note.  Upon execution of this
               -------------------------------
Agreement, the Company hereby agrees to waive, forgive and cancel all outstanding indebtedness of the Executive to the Company under the Promissory
Note in the principal amount of $4,000 dated March 13, 1995 and executed by the Executive in favor of the Company.

          3.7  Additional Benefits. In addition to the Base Salary and the
               -------------------
Incentive Bonus, Executive shall be entitled to all other benefits of employment (including without limitation health and dental benefits), provided to the employees of GDC Group, Inc., a Colorado corporation that is the indirect parent corporation of the Company ("GDC Group"). Executive also shall be entitled to obtain, at the Company's expense, an annual health physical examination from a physician chosen by employee; provided, that such physician must be qualified for the provision of such services under the existing health insurance plan that applies to Executive in accordance with the preceding sentence. Both the Company and Executive shall be entitled to receive the results of any such physical examination. Executive also shall be entitled to 3 weeks paid vacation time during each year of the term hereof; provided, that unused vacation time shall only accrue and accumulate at the rate of two-thirds of the days not utilized by Executive in a given year. In addition, the Company shall be required to procure and maintain a term life insurance policy on the life of Executive with a face value death benefit of at least $100,000. Executive shall have sole discretion to designate the beneficiary or beneficiaries of such term life insurance policy.

          3.8  Reimbursement.  Executive shall be reimbursed for all reasonable
               -------------
"out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement
(1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code (or any successor provision), disallow to the Company any percentage of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses. In addition, Executive shall be entitled to receive a non-accountable automobile reimbursement expense of $500.00 per month for the use of his personal vehicle.

          3.9  Tax Deferral.  Executive shall be entitled to elect the deferral
               ------------
of up to 50% of any Base Salary payments or other cash payments due to Executive under this Section 3 for tax planning purposes; provided, that any such election must be accomplished in accordance with applicable laws and regulations and must be evidenced by a written instrument executed by both Executive and the Company.

     4.   Scope of Duties.
          ---------------

          4.1  Assignment of Duties.  Executive shall have such duties as may be
               --------------------
assigned to him from time to time by the Company's Managers (or Board of Directors, as applicable) commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Company's Managers (or Board of Directors, as applicable).

          4.2  Executive's Devotion of Time.  Executive hereby agrees to devote
               ----------------------------
all of his business time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity.

          4.3  Conflicting Activities.
               ----------------------

               (a) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Company's Managers (or Board of Directors, as applicable); provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.3(b).

               (b) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Company's Managers (or Board of Directors, as applicable) not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

     5.   Confidentiality of Trade Secrets and Other Materials.
          ----------------------------------------------------

          5.1  Trade Secrets.  Other than in the performance of his duties
               -------------
hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

          5.2  Ownership of Trade Secrets; Assignment of Rights.  Executive
               ------------------------------------------------
hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not (except in the normal and usual performance of his duties) deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he or she may have in any such trade secret or proprietary information.

     6.   Termination and Severance.
          -------------------------

          6.1  Bases for Termination.
               ---------------------

               (a) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

               (b) This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Managers (or Board of Directors, as applicable) based upon a certification of such incapacity by, in the discretion of the Company's Managers (or Board of Directors, as applicable), either Executive's regularly attending physician or a duly licensed physician selected by the Company's Managers (or Board of Directors, as applicable), rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Company's Managers (or Board of Directors, as applicable) has determined that Executive is permanently incapacitated and so notifies Executive.

               (c) Executive's employment may be terminated by the Company "with cause," effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

                    (i)  failure to perform duties as prescribed by paragraph
4.1 hereof or refusal to obey written direction or instruction of the Company's Managers (or Board of Directors, as applicable);

                    (ii) any material breach of Executive's obligations under the provisions of this Agreement; or

                    (ii) any material acts or events which inhibit Executive from fully performing his responsibilities to the Company in good faith, or which discredit the Company, its management, products or services, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or Executive's moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

          6.2  Payment Upon Termination.
               ------------------------

               (a) Upon termination under paragraph 6.1, the Company shall pay to Executive within 30 days after termination an amount equal to the sum of (1) Executive's Base Salary accrued to the date of termination; and (2) unreimbursed expenses accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate Executive, his estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to Executive described in Section 3 (except as provided by law).

               (b) In the event of termination by the Company of Executive during the term hereof for any reason or reasons other than those set forth under paragraph 6.1 above, Executive (i) shall be entitled to continue to receive from the Company, for a one-year period commencing on the date of such termination (and regardless of whether the term hereof expires prior to the end of such one-year period), Executive's Base Salary as set forth in paragraph 3.1 above payable at the times and in the manner specified in paragraph 3.1, and
(ii) shall be paid within 10 days after termination an amount equal to the sum of unreimbursed expenses accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate Executive, his estate or representative except for the foregoing compensation, nor provide the benefits to Executive described in Paragraph 3 (except as provided by law).

     7.   Disclosure.  The parties each acknowledge that this Employment
          ----------
Agreement is being entered into in connection with the acquisition of the Company by GDC Group, Inc. ("GDC") under the Limited Liability Company Acquisition Agreement (the "Acquisition Agreement") between GDC, James P. Walsh & Associates, Inc. and Executive dated December 13, 1996. Executive hereby represents and warrants to the Company that the disclosure material provided to GDC by the Company in connection with the Acquisition Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading. Executive agrees to indemnify the Company for any cost, damage or liability arising from a breach of the foregoing representation and warranty.

     8.   Injunctive Relief.  The Company and Executive hereby acknowledge and
          -----------------
agree that any default under Section 5 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 5 above and without the proof of actual damages.

     9.   Miscellaneous.
          -------------

          9.1  Transfer and Assignment.  This Agreement is personal as to
               -----------------------
Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company.

This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

          9.2  Severability.  Nothing contained herein shall be construed to
               ------------
require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

          9.3  Governing Law.  This Agreement is made under and shall be
               -------------
construed pursuant to the laws of the State of Colorado.

          9.4  Counterparts.  This Agreement may be executed in several
               ------------
counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

          9.5  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

          9.6  Modification.  This Agreement may be modified, amended,
               ------------
superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

          9.7  Attorneys' Fees and Costs.  In the event of any dispute arising
               -------------------------
out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

          9.8  Waiver.  The waiver by either of the parties, express or implied,
               ------
of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

          9.9  Cumulative Remedies.  Each and all of the several rights and
               -------------------
remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

          9.10 Headings.  The section and other headings contained in this
               --------
Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

          9.11 Notices.  Any notice under this Agreement must be in writing, may
               -------
be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

          If to the Company:

               Walsh Remedial Construction Services, LLC
               6550 Gunpark Drive, Suite 200
               Boulder, Colorado 80301

          If to the Executive:

               William T. Spear
               2412 Iris Avenue
               Boulder, Colorado 80304

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

          9.12 Survival.  Any provision of this Agreement which imposes an
               --------
obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

          9.13 Right of Set-Off.  Upon termination or expiration of this
               ----------------
Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding loan or advance from the Company to Executive.

          9.14 Effective Date.  This Agreement shall become effective as of the
               --------------
date set forth on page 1 when signed by Executive and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

                                         EXECUTIVE:


                              By:   /s/ William T. Spear
                                 ----------------------------------------------
                                 Name: William T. Spear

                              COMPANY:
                              WALSH REMEDIAL
                              CONSTRUCTION SERVICES, LLC

                              By:
                                 -----------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                        ----------------------------------------